EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use of my June 30, 2014 Report of Independent Registered Public Accounting Firm, relating to the financial statements of House of BODS Fitness, Inc. and Subsidiary for the years ended December 31, 2013 and 2012, which are incorporated in this Pre-Effective Form S-1 Registration  dated

I also consent to the reference to this firm under the caption “Experts” in the Registration Statements.

/s/ Terry L. Johnson, CPA

Terry L. Johnson, CPA

Casselberry, Florida

July 18, 2014